Exhibit 10.14

BIOXCEL THERAPEUTICS, INC.

Strategic Advisor AGREEMENT

This Strategic Advisor Agreement (this “Agreement”) between Vince O’Neill having a mailing address at 125 Redbud Trl, West lake Hills TX 78746 (the “Strategic Advisor”), and BioXcel Therapeutics, Inc., a Delaware corporation having a principal place of business at 780 East Main Street, Branford, Connecticut 06405 (the “Company”), is made effective as of July 10th, 2017 (the “Effective Date”). In connection with the appointment of the Strategic Advisor to the Company and the mutual promises of the parties hereunder, it is agreed as follows:

1.                                      General. The Company hereby retains the Strategic Advisor, and the Strategic Advisor hereby agrees, to consult with the Company in its Field of Interest (such consultation being herein referred to as the “Services”). The term “Field of Interest” includes Investor and analyst meetings; Clinical strategy/plans and head of clinical/medical development strategy and activities (part time Chief Medical Officer) .

2.                                      Performance of Services. From and after the Effective Date, the Strategic Advisor shall make himself or herself available to render the Services, for at least 25% of the total business hours in a month - at a location or locations as may be mutually agreed, from time to time at the request of the Company. The Strategic Advisor shall not perform any Services for the Company (i) on the premises of the Principal Institution or any entity or any academic institution or any hospital with which the Strategic Advisor is affiliated or becomes affiliated during the Term (each an “Affiliated Institution”) or (ii) utilizing any facilities or funds of the Principal Institution or any Affiliated Institution, in either case which could result in claims by an Affiliated Institution of any right in any Inventions (as defined in Section 9 hereof), without the express prior agreement of the Company and the Principal Institution or Affiliated Institution, as appropriate. Unless covered by an appropriate agreement between any third party and the Company, the Strategic Advisor shall not engage in any activities or use any facilities in the course of providing Services, which could result in claims of ownership to any Inventions being made by such third party. The Strategic Advisor agrees to devote his or her best efforts to the performance of the Services. In connection therewith, the Company shall have the right to publicize the Strategic Advisor’s affiliation with the Company.

3.                                  Compensation. For the full, prompt and faithful performance of the Services, the Company shall provide the Strategic Advisor with the following:

Fees. The Company shall pay the Strategic Advisor $90,000 in cash annually for each full year (at least 25% of the total business hours in a month ) that the Strategic Advisor devotes to the performance of the Services, including attending meetings, consultations, clinical strategy/plans and presentations to investors at the request of the Company. This annual cash fee shall be paid in monthly installments (pro rata if the agreement is terminated during any month), payable at the end of the month based on an invoice from the Strategic Advisor . The invoice shall need the approval of the Company prior to payment. In addition to the cash compensation mentioned above ; subject to approval and grant by the Board of Directors of the Company, the Company will grant the Strategic Advisor 525 non-qualified options to purchase shares of the common equity of the Company pursuant to the terms of the Company’s 2017 Stock Plan. In addition, upon suceesfully receiving funding of $10M, the Company will grant the Strategic Advisor 131 non-qualified options to purchase shares of the common equity of the Company pursuant to the terms of the Company’s 2017 Stock Plan .The exercise price of the options shall be the fair market value thereof at the time of the grant as determined by the Board of Directors. The stock options such granted will vest in equal monthly installments over a period of four years from the Effective Date pursuant to the terms of the Company’s 2017 Stock Plan.

Reimbursement. The Company shall promptly reimburse the Strategic Advisor for pre-approved out-of-pocket expenses, including, without limitation, reasonable travel expenses incurred by the Strategic Advisor in the performance of the Services (including attendance at any and all meetings), following the Company’s receipt of a request for reimbursement, accompanied by appropriate documentation, from the Strategic Advisor.

4.                                      Principal Institution. The Company recognizes that the activities of the Strategic Advisor are or will be subject to the rules and regulations of the Principal Institution, now or in the future, and the Company agrees that Strategic Advisor shall be under no obligation to perform Services if such performance would conflict with such rules and regulations, or constitute a conflict of interest under the relevant policies of the Principal Institution. In the event such rules and regulations shall, in the Company’s opinion, substantially interfere with the performance of Services by the Strategic Advisor, the Company may terminate this Agreement upon thirty (30) days prior notice to the Strategic Advisor.

5.                                      Term. The Strategic Advisor’s performance of Services shall commence on the  Effective Date of this Agreement and unless terminated earlier, this Agreement shall continue for a period of one (1) year thereafter, and shall automatically be extended for an additional period or periods of one year (such period, including any extension of such period, the “Term”), unless either the Strategic Advisor or the Company terminates this Agreement pursuant to Section 6 hereof.

6.                                      Termination; Effect of Termination. This Agreement may be terminated by the Company or the Strategic Advisor upon sixty (60) days prior written notice to the other party; provided, however, that such notice shall not be required on the part of the Company in the case of a termination for Cause (as hereinafter defined). “Cause” shall mean material breach by the Strategic Advisor of this Agreement or of an act of willful misconduct, gross negligence, self dealing, misappropriation, embezzlement, theft or fraud by the Strategic Advisor.

Any termination shall not relieve the Strategic Advisor or the Company of any obligations hereunder which by their terms are intended to survive the termination of the Strategic Advisor’s association with the Company, including, but not limited to, the obligations of Sections 7, 8, 9, 10, 11, 12, 13 and 14.

Upon termination of this Agreement for any reason, the Strategic Advisor shall promptly deliver to the Company, or if so requested by the Company shall destroy, any and all property of the Company or its customers, licensees, licensors, or affiliates which may be in the Strategic Advisor’s possession or control including, without limitation, products, prototypes, designs, materials, memoranda, notes, diskettes, records, reports, laboratory notebooks, or other documents or photocopies of the same and shall destroy any Confidential Information (as defined in Section 10 hereof) in tangible or electronic form.

7.                                      Non-competition. So long as this Agreement continues in effect and for a period of six (6) months following termination of this Agreement, the Strategic Advisor shall not, without the prior written approval of the Company, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, engage in any commercial employment, consulting or business activity, occupation or other activity with any commercial entity that is or is intended to be competitive with the business of the Company in its Field of Interest, specifically as it involves novel therapeutic targets generated by the Company’s Artificial Intelligence platform; provided, however, that the Strategic

Advisor’s academic research and teaching activities shall in no event be deemed a violation of this provision and that the holding by the Strategic Advisor of any investment in any security of a publicly- held company shall not be deemed to be a violation of this Section 7 if such investment does not constitute over five percent (5%) of the outstanding issue of such security. The Strategic Advisor acknowledges that the provisions of this Section 7 contain limitations and restrictions that are reasonable and do not impose a greater restraint than is necessary to protect the good will or other business interests of the Company, such as the Company’s need to protect its Confidential Information and Inventions.

8.                                      Independent Contractor. It is understood and agreed, that the Strategic Advisor is an independent contractor and that neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties. The Strategic Advisor shall not be entitled to any fringe benefits generally provided to employees of the Company and the Company shall not be required to maintain workers’ compensation coverage for the Strategic Advisor. The Strategic Advisor shall be responsible for the payment of all taxes related to compensation pursuant to this Agreement.

9.                                      Inventions.

(a)                                 The Strategic Advisor shall promptly disclose to the Company, and the Strategic Advisor hereby grants, assigns and conveys, and agrees to grant, assign and convey, to the Company (or as otherwise directed by the Company), the Strategic Advisor’s full right, title and interest to all Inventions (as defined below). The Strategic Advisor agrees to cooperate fully with the Company, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such Inventions, including, but not limited to, execution of any and all applications for domestic and foreign patents, copyrights or other proprietary rights and the performance of such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Inventions to the Company and to permit the Company to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions, all at the Company’s expense. The Strategic Advisor hereby designates the Company as the Strategic Advisor’s agent, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purpose of effecting any such assignment hereunder from the Strategic Advisor to the Company. On each anniversary of the Effective Date and upon termination of this Agreement with the Company, the Strategic Advisor shall provide to the Company in writing a full, signed statement of all Inventions in which the Strategic Advisor participated prior to such date that have not been previously disclosed.

(b)                                 “Inventions” shall mean, for purposes of this paragraph, ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, trade secrets, apparatus, developments, techniques, methods, designs, laboratory notebooks and formulas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the Strategic Advisor (whether alone or with others) within the Company’s Field of Interest and resulting from consulting with the Company under this Agreement and/or resulting from use of Confidential Information (as defined in Section 10 hereof) received from the Company.

(c)                                  In no event, however, shall the Strategic Advisor’s obligations hereunder relate to any right, title or interest that the Strategic Advisor may have in inventions, discoveries, developments, methods and processes (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the Strategic Advisor (whether alone or with others) with the use of facilities or fundings of the Principal Institution and that the Strategic Advisor is required to assign to the Principal Institution pursuant to the rules and regulations of such Principal Institution.

10.                  Confidentiality. During the period of this Agreement, the Strategic Advisor will be exposed to certain information concerning the Company’s research, Inventions, products, proposed new products, designs, clinical testing programs, business, business relationships, financial affairs and other information and materials that embody trade secrets or technical or business information that is confidential and proprietary to the Company (collectively, “Confidential Information”). Confidential Information shall not include any information that: (a) was in the public domain at the time it was disclosed by the Company or has entered the public domain through no fault of the Strategic Advisor; (b) was known to the Strategic Advisor, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (c) is disclosed with the prior written approval of the Company; (d) becomes known to the Strategic Advisor, without restriction, from a source other than the Company without breach of this Agreement by the Strategic Advisor and otherwise not in violation of the Company’s rights; or (e) is independently developed by the Strategic Advisor without access to or reliance on the Confidential Information as shown by the Strategic Advisor’s written records. The Strategic Advisor agrees during the term of this Agreement and for five (5) years thereafter, not to use any of the Confidential Information for the Strategic Advisor’s own benefit or the benefit of any third party and not to disclose any of the Confidential Information to any third party except as required by law or regulation (provided that Strategic Advisor shall provide the Company with prompt disclosure of any such requirement to enable the Company to seek a protective order or similar remedy), and except as may be necessary for the performance of the Services hereunder.

11.                                 Injunctive Relief. The Strategic Advisor agrees that any breach of this Agreement by the Strategic Advisor could cause irreparable damage to the Company and that in the event of such breach the Company shall have the right to obtain injunctive relief, including, without limitation, specific performance or other equitable relief to prevent the violation of the Strategic Advisor’s obligations hereunder. It is expressly understood and agreed that nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including, without limitation, the recovery of damages by the Company.

12.                                   No Assignment by the Strategic Advisor. The Services to be rendered by the Strategic Advisor are personal in nature. The Strategic Advisor may not assign or transfer this Agreement or any  of the Strategic Advisor’s rights or obligations hereunder. In no event shall the Strategic Advisor assign or delegate responsibility for actual performance of the Services.

14.                               No Conflicting Agreements. The Strategic Advisor represents and warrants that, the Strategic Advisor is not a party to any commitment or obligation inconsistent with this Agreement, other than those set forth on Schedule B attached hereto and incorporated herein, and hereby agrees to indemnify and hold the Company harmless against any claim based upon circumstances alleged to be inconsistent with such representation and warranty. During the Term, the Strategic Advisor will not enter into any agreement either written or oral in conflict with this Agreement. The Strategic Advisor agrees to arrange to provide Services under this Agreement in such a manner and at times that such Services will not conflict with the Strategic Advisor’s responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship the Strategic Advisor has at any time with any third party including without limitation those set forth on Schedule A.

15.                               Notices. All notices and other communications hereunder shall be delivered or sent by facsimile transmission, recognized courier service, registered or certified mail, return receipt requested, addressed to the party at the address herein set forth, or to such other address as such party may designate in writing to the other. Such notice or communication shall be deemed to have been given as of the date sent by the facsimile or delivered to a recognized courier service, or three days following the date deposited with the United States Postal Service.

16.                               Successors and Assigns. Subject to Section 12, this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, successors-in- interest, and permitted assigns. The Strategic Advisor agrees that the Company may assign this Agreement, in whole or in part, to any person or entity controlled by, in control of, or under common control with, the Company, and to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of the Company with or into such corporations.

17.                               Entire Agreement. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof. No provision of this Agreement shall be waived, altered or cancelled except in writing signed by the party against whom such waiver, alteration or cancellation is asserted. Any such waiver shall be limited to the particular instance and the particular time when and for which it is given.

18.                               Governing Law. This Agreement shall be governed by and construed in accordance  with the internal laws of the State of Connecticut, without application  of  the  conflicts  of  law  provision thereof.

19.                               Enforceability. The invalidity or unenforceability of any provision hereof as to an obligation of a party shall in no way affect the validity or enforceability of any other provision of this Agreement, provided that if such invalidity or unenforceability materially adversely affects the benefits the other party reasonably expected to receive hereunder, that party shall have the right to terminate this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by limiting or reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

20.                               Construction. This Agreement has been prepared jointly and shall not be strictly construed against either party.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed Agreement as a sealed instrument as of the 31st day of July, 2017.

BIOXCEL THERAPEUTICS, INC.

		By	/s/ Vimal Mehta
		Title:	CEO

/s/ Vince O’Neill
Name:	Vince O’Neill, Strategic Advisor
Address:	125 Redbud Trl, West Lake Hills TX

SCHEDULE  A

Conflicting Agreements